Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 14, 2022, with respect to the financial statements of Neurosense Therapeutics Ltd., included herein and to the reference to our firm under the heading “Experts” in the prospectus which forms a part of the Registration Statement on Form F-1 (No. 333-260338).

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

April 14, 2022